UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 8, 2005
EDUCATION MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-21363	25-1119571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 562-0900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 8, 2005, the Board of Directors of Education Management Corporation (the “Company”), upon recommendation of the Board’s Nominating and Governance Committee, appointed Thomas J. Colligan to serve as a Class III director until the 2005 annual meeting of the Company’s shareholders or until his earlier resignation or removal, effective September 14, 2005. In connection with the appointment of Mr. Colligan, the Board increased the number of directors from 10 to 11, with Mr. Colligan filling the vacancy created thereby. The Board appointed Mr. Colligan to serve on the Company’s Audit Committee and determined that Mr. Colligan is an “audit committee financial expert” as defined by Securities and Exchange Commission rules. The Nominating and Governance Committee has also recommended that Mr. Colligan be nominated to serve a three-year term as a Class III director, for approval by the shareholders at the 2005 annual meeting of shareholders to be held November 10, 2005.
     The Company issued a press release announcing Mr. Colligan’s appointment to the Board of Directors on September 14, 2005. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.
     The Company previously announced that James S. Pasman, Jr. has informed the Board of Directors that he would not stand for re-election as a Class III director at the 2005 annual meeting. Mr. Pasman will continue to serve as a director until the Company’s 2005 annual meeting of shareholders. At the time of the 2005 annual meeting, the size of the Board of Directors will be decreased from 11 to 10 members.
Item 9.01 Financial Statements and Exhibits
a) Not Applicable
b) Not Applicable
c) Exhibits — the following exhibit is included with this report:

Exhibit No.	Description

99.1	Press release dated September 14, 2005, announcing the appointment of Thomas J. Colligan to the Board of Directors of Education Management Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2005	EDUCATION MANAGEMENT CORPORATION
	By:	/s/ ROBERT T. MCDOWELL

Robert T. McDowell Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 14, 2005.

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